SunCoke Energy, Inc. Q1 2016 Earnings Conference Call April 27, 2016 Exhibit 99.2

Forward-Looking Statements This slide presentation should be reviewed in conjunction with the First Quarter 2016 earnings release of SunCoke Energy, Inc. (SXC) and conference call held on April 27, 2016 at 11:00 a.m. ET. Some of the information included in this presentation constitutes “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this presentation that express opinions, expectations, beliefs, plans, objectives, assumptions or projections with respect to anticipated future performance of SXC or SunCoke Energy Partners, L.P. (SXCP), in contrast with statements of historical facts, are forward-looking statements. Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. Forward-looking statements include information concerning possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Although management believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this presentation are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved when anticipated or at all. Moreover, such statements are subject to a number of assumptions, risks and uncertainties. Many of these risks are beyond the control of SXC and SXCP, and may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Each of SXC and SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement. For more information concerning these factors, see the Securities and Exchange Commission filings of SXC and SXCP.  All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Although forward-looking statements are based on current beliefs and expectations, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date hereof. SXC and SXCP do not have any intention or obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events or after the date of this presentation, except as required by applicable law. This presentation includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in the Appendix at the end of the presentation. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided in the Appendix. SXC Q1 2016 Earnings Call

Q1 Accomplishments Achieved solid safety, environmental and operating performance across coke and coal logistics fleet Realized cost improvement at Indiana Harbor; continuing efforts to stabilize plant operations Supported ~$53M of face value bond repurchases at SXCP during Q1 Executed sale of coal mining business to simplify structure and reduce ongoing costs Reaffirmed FY 2016 Consolidated Adjusted EBITDA(1) guidance of $210M – $235M For a definition and reconciliation of Adjusted EBITDA, please see appendix. SXC Q1 2016 Earnings Call

Navigating Current Market Conditions Remaining flexible and responsive to challenging industry landscape Adjusting 2016 production to accommodate customer requirements Highlights operational agility and strength of customer relationships and contracts Haverhill 2: reducing full-year production by ~75k tons, resulting in higher fixed fee per ton (no change in contract economics) Granite City: back-loading production to help customer manage inventory, but expect to produce at contract maximum level for FY 2016 Supporting accelerated SXCP de-levering initiative SXCP front-loaded repurchases in Q1 Providing modified Q2 sponsor support with 1-year payment deferral on corporate cost reimbursement & IDR payments; will evaluate future decisions quarterly Sale of coal mining segment expected to result in improved cash flow and simplification of business structure SXC Q1 2016 Earnings Call

Q1 2016 Overview

Q1 2016 Earnings Overview



($ in millions)
($/share)
Consolidated Adj. EBITDA(1)
Earnings per Share (diluted)
$47.9
$53.0
($0.06)
($0.06)
Q1 '15
Q1'16
Q1 '15
Q1 '16

($ in millions, except volumes)	Q1'16	Q1'15	Q1'16 vs. Q1'15
Domestic Coke Sales Volumes	1,000	950	50
Coal Logistics Volumes[2]	4,315	3,794	521
Coke Adj. EBITDA[3]	$56.6	$56.8	($0.2)
Coal Logistics Adj. EBITDA	$15.1	$2.6	$12.5
Coal Mining Adj. EBITDA	($4.1)	($3.1)	($1.0)
Corporate and Other, including Legacy Costs[4]	($14.6)	($8.4)	($6.2)
Adjusted EBITDA (Consolidated)[1]	$53.0	$47.9	$5.1

(1) For a definition and reconciliation of Adjusted EBITDA, please see appendix.
(2) Coal Logistics volumes during Q1 2016 include volumes from Convent Marine Terminal.
(3) Coke Adjusted EBITDA includes Domestic Coke and Brazil Coke.
(4) Q1 2015 Legacy Costs included a $4.0M OPEB curtailment gain.

Consolidated Adj. EBITDA[1] up $5.1M vs. Q1 '15 primarily due to

- Benefit of Convent acquisition
- Improved performance at IHO, driven largely by disciplined cost management

Q1 '16 EPS of ($0.06) includes

- Contribution from CMT and improved Indiana Harbor performance
- Gain related to SXCP's bond repurchases
- Offset by $10.7M asset impairment on coal mining business and higher NCI

SXC Q1 2016 Earnings Call 4

Adjusted EBITDA(1) – Q1 ‘15 to Q1 ‘16 ($ in millions) First quarter results benefited from Convent contribution and improved cost management at Indiana Harbor For a definition and reconciliation of Adjusted EBITDA, please see appendix. (1) (1) $5.2M – O&M recovery $1.5M – Higher volumes ($2.7M) – Jewell Coke coal transportation costs (shifted from Coal Mining beginning this quarter) ($2.0M) – HH Chemicals lost steam revenue ($1.8M) – Brazil volume and FX $13.0M – CMT performance 922K transloaded coal tons 1,578K “pay” coal tons SXC Q1 2016 Earnings Call ($3.7M) – Coal price erosion $2.7M – Shift of coal transportation costs to Jewell Coke ($4.0M) – OPEB curtailment gain recognized in Q1 ’15 ($2.5M) – Timing of legal expense

Domestic Coke Business Summary

Solid quarter performance despite items impacting Q1 comparability

Domestic Cokemaking Performance


(Production, Kt)
$56/ton
$51/ton
$54/ton
$45/ton
$54/ton
998
1,047
1,049
1,028
991
149
171
284
223
171
151
166
288
257
185
158
172
290
243
186
157
155
284
249
184
155
154
267
239
176
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Sales Tons
950K
1,110K
1,043K
1,013K
1,000K
Adjusted EBITDA/ton
Granite City
Indiana Harbor
Middletown
Haverhill
Jewell

Coke production & Adjusted EBITDA/ton impacted by

- Shift of coal transportation cost to Jewell Coke from Coal Mining
- Customer accommodations at Haverhill and Granite City
- Indiana Harbor performance

Lowering 2016 Adj. EBITDA per ton to $48 – $53 and production to 4.0Mt – 4.1Mt

SXC Q1 2016 Earnings Call
6

Liquidity Position

Maintain solid combined liquidity of ~$225M



SXCP revolver availability: $67M
SXC revolver availability: $56M
Attributable to SXCP
$123.4
$48.6
$74.8
($7.8)
$28.2
$10.7
$4.9
($12.4)
($32.9)
($12.3)
$101.8
$33.7
$68.1
• $12.6M – Net income
• ($20.4M) – Gain on debt extinguishment
• ($9.6M) – Ongoing
• ($2.8M) – Environmental & expansion
• ($32.6M) – SXCP Sr. Notes repurchase(2)
Q4 2015 Cash Balance
Loss, net of Gain on Debt Extinguishment
D&A
Coal Asset Impairment
Working Capital & Other
Capex(1)
Net Debt Repayments
Distributions to SXCP Public Unitholders
Q1 2016 Cash Balance

(1) CapEx excludes ~$1.4M spent during Q1 for pre-funded shiploader project.
(2) Average bond repurchase price of $0.6172 per $1.00 face value, resulting in ~$53M of face value debt repurchased by SXCP during Q1 2016.

SXC Q1 2016 Earnings Call 7

IHO Operating Performance

Encouraged with progress made at Indiana Harbor during Q1 2016; Continued focus on stabilizing operations plant-wide

Revised Indiana Harbor Approach	Q1 2016 Progress
1 Emphasis on stabilizing daily production, not striving for 1.22Mt capacity, per se • Optimize charge weights, coking cycles • Perform systematic maintenance & comprehensive winterization activities	**1 Progress made, although disruptions challenging broader stability** • Non-revitalized ovens less able to recover from upset conditions • Well-prepared, albeit mild winter
2 Evaluate & analyze results to maximize value of capital deployed for rebuilds	**2 Improved oven performance supports increased number of rebuilds in 2016**
3 Operate with significant focus & discipline on O&M costs and CapEx • Chartered cross functional team to lead cost control initiatives • Expect ~$5M reduction in 2016	**3 Significant benefit from disciplined cost management** • Recognized savings in Q1; continuing to explore further savings opportunities

Reaffirming FY 2016 Adj. EBITDA guidance of $3M – $13M @ IHO

SXC Q1 2016 Earnings Call 8

Oven Internals – Rebuild Pilot Program Improvement in charge weights and coking times driving greater stability in rebuilt ovens Better Worse Charge Weights Improved charge weights across rebuilt ovens Coking Times More consistent coking times across rebuilt ovens Increased flexibility to perform routine maintenance Better Worse Rebuilt Ovens Rebuilt Ovens Not Rebuilt Rebuilt Ovens Rebuilt Ovens Not Rebuilt Before Rebuilds Executed Current Status (as of March 31,2016) SXC Q1 2016 Earnings Call

2016 Priorities

Manage Through Challenging Market Conditions

- Remain flexible & responsive to industry backdrop while leveraging unique value proposition

Stabilize Indiana Harbor Cokemaking Operations

- Improve profitability by executing oven rebuilds and reducing O&M costs

Deliver Operations Excellence

- Drive strong operational & safety performance across our fleet

Achieve Financial Objectives & Strengthen Balance Sheet

- Deliver $210M – $235M Consol. Adj. EBITDA guidance & execute de-levering strategy

SXC Q1 2016 Earnings Call 10

Questions SXC Q1 2016 Earnings Call

Investor Relations 630-824-1907 www.suncoke.com

Appendix SXC Q1 2016 Earnings Call

Definitions Adjusted EBITDA represents earnings before interest, (gain) loss on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, coal rationalization costs, Coal Logistics deferred revenue, changes to our contingent consideration liability related to our acquisition of CMT, and interest, taxes, depreciation and amortization attributable to our equity method investment. Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Adjusted EBITDA as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Company's net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC/SXCP represents Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. Non recurring Coal Rationalization Costs include employee severance, contract termination costs and other one-time costs to idle mines incurred during the execution of our coal rationalization plan. Legacy Costs include royalty revenues, costs associated with former mining employee-related liabilities prior to the implementation of our current contractor mining business. SXC Q1 2016 Earnings Call

Reconciliation to Adjusted EBITDA

($ in millions)	Q1 '16	FY '15	Q4 '15	Q3 '15	Q2 '15	Q1 '15	FY '14
Net cash provided by Operating activities	$29.4	$141.1	$58.1	$6.4	$65.5	$11.1	$112.3
Depreciation, depletion and amortization expense	28.2	109.1	33.3	25.6	26.4	23.8	106.3
(Gain) / loss on extinguishment of debt	(20.4)	0.5	(8.9)	-	-	9.4	15.4
Asset and goodwill impairment	10.7	-	-	-	-	-	150.3
Deferred income tax expense / (benefit)	3.2	(5.6)	(12.5)	8.0	(4.2)	3.1	(64.4)
Changes in working capital and other	(4.9)	26.8	13.3	(10.7)	49.8	(25.6)	6.5
Net Income / (Loss)	$12.6	$10.3	$32.9	($16.5)	($6.5)	$0.4	($101.8)
Depreciation, depletion and amortization expense	28.2	109.1	33.3	25.6	26.4	23.8	106.3
Interest expense, net	14.0	56.2	14.7	14.6	13.0	13.9	47.8
(Gain) / loss on extinguishment of debt	(20.4)	0.5	(8.9)	-	-	9.4	15.4
Income tax expense / (benefit)	3.3	(8.8)	(13.9)	4.8	(0.8)	1.1	(58.8)
Asset and goodwill impairment	10.7	-	-	-	-	-	150.3
Coal rationalization expense / (income) (1)	(0.9)	0.6	0.2	0.8	0.6	(1.0)	18.5
Sales discounts (2)	-	-	-	-	-	-	(0.5)
Coal Logistics deferred revenue (3)	9.2	(2.9)	(4.0)	1.1	-	-	-
Reduction of contingent consideration (4)	(3.7)	-	-	-	-	-	-
Adjustment to unconsolidated affiliate earnings (5)	-	20.8	-	19.8	0.7	0.3	33.5
Adjusted EBITDA (Consolidated)	$53.0	$185.8	$54.3	$50.2	$33.4	$47.9	$210.7
Adjusted EBITDA attributable to noncontrolling interests (6)	(24.3)	(81.2)	(24.9)	(20.1)	(18.1)	(18.1)	(60.7)
Adjusted EBITDA attributable to SXC	$28.7	$104.6	$29.4	$30.1	$15.3	$29.8	$150.0

(1) Coal rationalization expense/income includes employee severance, contract termination costs and other one-time items incurred to idle mines during the execution of our coal rationalization plan.
(2) At December 31, 2013, we had $13.6 million accrued related to sales discounts to be paid to our customer at our Granite City facility. During the first quarter of 2014, we settled this obligation for $13.1 million which resulted in a gain of $0.5 million. The gain was recorded in sales and other operating revenue on our Combined and Consolidated Statement of Income.
(3) Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Adjusted EBITDA as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract.
(4) During the first quarter of 2016, the Partnership amended the threshold to the contingent consideration arrangement with the Cline Group, which reduced the fair value of the contingent consideration from $7.9 million at December 31, 2015 to $4.2 million at March 31, 2016. Consequently, a $3.7 million gain was recognized as a reduction to costs of products sold and operating expenses on the Consolidated Statements of Operations during the three months ended March 31, 2016.
(5) Represents SunCoke's share of India JV interest, taxes and depreciation expense. Includes $30.5M impairment of our equity method investment in India in Q4 and FY 2014.
(6) Represents Adjusted EBITDA attributable to SXCP public unitholders and DTE Energy's interest in Indiana Harbor.

SXC Q1 2016 Earnings Call 15

Reconciliation of Segment Adjusted EBITDA and Adjusted EBITDA per ton Represents SunCoke’s share of India JV interest, taxes and depreciation expense. SXC Q1 2016 Earnings Call

Balance Sheet & Debt Metrics Represents mid-point of FY 2016 guidance for Adjusted EBITDA (Consolidated), Adjusted EBITDA attributable to SXCP, and Adjusted EBITDA attributable to SXC. SXC Q1 2016 Earnings Call ($ in millions) SXC Consolidated Attributable to SXCP Balance Attributable to SXC Cash $ 112 $ 44 $ 68 Available Revolver Capacity 123 67 56 Total Liquidity 235 111 124 Total Debt (Long and Short-term) 951 846 105 Net Debt (Total Debt less Cash) 839 802 37 FY 2016E Adj. EBITDA Guidance (1) 222.5 212.0 114.5 Gross Debt / FY 2016E Adj. EBITDA 4.27x 3.99x 0.92x Net Debt / FY 2016E Adj. EBITDA 3.77x 3.78x 0.32x As of 03/31/2016

Debt Maturity Schedule Leverage Covenant Interest Coverage Covenant SXC 3.25x Gross Debt/EBITDA 2.75x Interest Expense/EBITDA SXCP 4.50x Gross Debt/EBITDA (5.0x acquisition holiday until June ‘16) 2.50x Interest Expense/EBITDA Maintain sufficient liquidity position, with no near-term debt maturities No near term debt maturities – 2+ year runway SXC secured revolver: $60M SXCP secured revolver: $182M SXCP secured term loan: $50M SXC unsecured bonds: $45M SXCP unsecured bonds: $500M SXCP Convent secured term loan: $114M ($ in millions; as of March 31, 2015) SXC Q1 2016 Earnings Call

On-track to achieve FY 2016 Guidance; updated production and Adj. EBITDA/ton outlook to reflect Q1 developments 2016 Outlook For a definition and reconciliation of 2015 and 2016E Adjusted EBITDA, please see appendix. Included in Operating Cash Flow. Metric 2015 Results 2016 Original Guidance 2016 Update Adjusted EBITDA(1) Consolidated Attrib. to SXC $185.8M(3) $104.6M(1) $210M – $235M $105M – $124M $210M – $235M $105M – $124M Capital Expenditures $76M ~$45M ~$45M Domestic Coke Production 4.1 Mt ~4.1 Mt 4.0 Mt – 4.1 Mt Dom. Coke Adj. EBITDA/ton $51 / ton $50 – $55 / ton $48 – $53 / ton Operating Cash Flow $141.1M $150M – $170M $150M – $170M Cash Taxes(2) $2M $4M – $9M $4M – $9M SXC Q1 2016 Earnings Call

2016E Guidance Reconciliation Coal rationalization expense/income includes employee severance, contract termination costs and other one-time items incurred to idle mines during the execution of our coal rationalization plan. Also includes anticipated transaction costs associated with our coal mining divestiture. Coal Logistics deferred revenue adjusts for coal and liquid tons the Partnership did not handle, but are included in Adjusted EBITDA as the associated take-or-pay fees are billed to the customer. Deferred revenue on take-or-pay contracts is recognized into GAAP income annually based on the terms of the contract. Represents Adjusted EBITDA attributable DTE Energy’s interest in Indiana Harbor, as well as to SXCP public unitholders. Adjusted EBITDA attributable to SXCP includes a special deduction for the general partner in an amount equal to the corporate cost reimbursement holiday, in this case assuming a $28 million deduction in 2016. Actual capital allocation decisions to be made quarterly. SXC Q1 2016 Earnings Call ($ in millions) 2016E Low 2016E High Net cash provided by Operating activities $150 $170 Depreciation and amortization expense 106 106 (Gain) / loss on extinguishment of debt (20) (27) Asset impairment / loss on sale 14 14 Changes in working capital and other 6 7 Net Income $44 $70 Depreciation and amortization expense 106 106 Interest expense, net 62 58 (Gain) / loss on extinguishment of debt (20) (27) Income tax expense / (benefit) 6 17 Asset impairment / loss on sale 14 14 Coal rationalization expense / (income) (1) 2 1 Coal Logistics deferred revenue (2) - - Reduction of contingent consideration (4) (4) Adjusted EBITDA (Consolidated) $210 $235 Adjusted EBITDA attributable to noncontrolling interests (3) (105) (111) Adjusted EBITDA attributable to SXC $105 $124

Capital Expenditures 2015 consolidated includes approximately $50M in ongoing Coke CapEx and $1M ongoing Coal Logistics. 2016 consolidated includes approximately $34M in ongoing Coke CapEx and $4M ongoing Coal Logistics. SXC Q1 2016 Earnings Call 2015 CapEx ($ in millions) SXC SXCP Consolidated Ongoing (1) $30 $21 $51 Other 4 0 4 Environmental Project 0 21 21 Total CapEx (excl. pre-funded Ship loader) $34 $42 $76 Coal Logistics: Ship loader (pre-funded) $0 $5 $5 2016 Expected CapEx ($ in millions) SXC SXCP Consolidated Ongoing (2) $23 $15 $38 Other 4 0 4 Environmental Project 0 3 3 Total CapEx (excl. pre-funded Ship loader) $27 $18 $45 Coal Logistics: Ship loader (pre-funded) $0 $12 $12